PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-96069






                      [Internet Infrastructure HOLDRS logo]






                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Infrastructure HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                     Primary
        Name of Company                Ticker      Share Amounts  Trading Market
--------------------------------------------------------------------------------
Akamai Technologies Inc.                AKAM           3              NASDAQ
BEA Systems, Inc.                       BEAS          10              NASDAQ
Infospace Inc.                          INSP          0.8             NASDAQ
InterNAP Network Services Corporation    IIP           5               AMEX
NaviSite, Inc.                          NAVI        0.13333           NASDAQ
Openwave Systems Inc.                   OPWV       1.073667           NASDAQ
RealNetworks, Inc.                      RNWK           6              NASDAQ
VeriSign, Inc.                          VRSN         6.15             NASDAQ
Vignette Corporation                    VIGN          0.6             NASDAQ
Vitria Technology, Inc.                 VITR           1              NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.